Exhibit 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Galyan’s Trading Company, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a) The Form 10-Q of the Company for the period ended August 2, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 15, 2003	/s/ Robert B. Mang

Robert B. Mang
Chief Executive Officer and
Chairman of the Company

/s/ Edward S. Wozniak

Edward S. Wozniak
Senior Vice President and
Chief Financial Officer